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                                                                   Exhibit 4.34

                                                               [EXECUTION FORM]

MODIFICATION AGREEMENT NO. 2
                                       TO
                          BRIDGE LOAN CREDIT AGREEMENT


     THIS MODIFICATION AGREEMENT NO. 2 (the "Modification Agreement No. 2"), dated as of January 9, 1997, to the Bridge Loan Credit Agreement, dated as of May 3, 1996, as amended by Modification Agreement No. 1, dated as of October 24, 1996 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among SHONEY'S, INC., a Tennessee corporation (the "Borrower"), the various financial institutions, which are now, or in accordance with Section 10.10 of the Credit Agreement hereafter become, parties thereto (collectively, the "Lenders" and, individually, a "Lender"), and CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian chartered bank acting through its New York Agency, as Agent (the "Agent") for the Lenders;


                              W I T N E S S E T H:


     WHEREAS, the Borrower has requested that certain provisions of the Credit Agreement be amended in certain respects as set forth herein; and

     WHEREAS, the Lenders are willing to amend such provisions of the Credit Agreement and to take or permit the taking of certain actions as set forth herein, but only on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

          SECTION 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Modification Agreement No. 2, including its preamble and recitals, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Agent has the meaning assigned to such term in the preamble.

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     "Borrower" has the meaning assigned to such term in the preamble.

     "Credit Agreement" has the meaning assigned to such term in the preamble.

     "Lenders" and "Lender" have the respective meanings assigned to such terms in the preamble.

     "Modification Agreement No. 2" has the meaning assigned to such term in the preamble.

     "Modification Effective Date" has the meaning assigned to such term in
Section 3.1.

          SECTION 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Modification Agreement No. 2, including its preamble and recitals, have the meanings provided in the Credit Agreement.


                                   ARTICLE II
                          AMENDMENT OF CREDIT AGREEMENT
                      AS OF THE MODIFICATION EFFECTIVE DATE

     Effective on (and subject to the occurrence of) the Modification Effective Date, the provisions of the Credit Agreement referred to below are hereby amended in accordance with this Article II. Except as expressly so amended, the Credit Agreement shall continue in full force and effect in accordance with its terms.

          SECTION 2.1. Modification of Article I (Definitions). Article I of the Credit Agreement is hereby modified as follows:

          SECTION 2.1.1. Section 1.4 of the Existing Credit Agreement is amended by adding the following sentence after the last sentence thereof:

          "In addition, for purposes of Section 7.2.4, the effects of (i) the application of Statement No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" of the Financial Accounting Standards Board in an amount not to exceed $25,000,000 in the aggregate and (ii) any aggregate net gain on the disposition of assets attributable to the write-down in the value of such assets due to the application of the preceding clause (i), shall be excluded from the calculation of the compliance by the Borrower and its Subsidiaries with the covenants contained in such Section."

          SECTION 2.2. Modification of Article VII (Covenants). Article VII of the Credit Agreement is hereby modified as follows:



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          SECTION 2.2.1. Section 7.2.8 of the Credit Agreement is hereby amended by (i) deleting the word "and" after clause (g) thereof, (ii) changing the "." at the end of clause (h) thereto to "; and", and (iii) adding new clauses (i) and (j) thereof to read as follows:

               "(i) in the case of the Borrower, (x) a Guaranty of certain equipment lease obligations of TPIR existing as of the Acquisition Date not to exceed $900,000 in the aggregate and (y) guaranties replacing such guaranties so long as such replacement guaranty does not increase the amount of obligations guarantied thereby and the other terms and conditions of such replacement guaranty are no more onerous to the Borrower than those of the guaranty so replaced; and

               (j) in the case of the Borrower, the Guaranty of the obligations of TPIR with respect to self-insurance obligations of TPIR relating to workmen's compensation claims in the states of South Carolina and Alabama."


                                   ARTICLE III
                           CONDITIONS TO EFFECTIVENESS

          SECTION 3.1. Modification Effective Date. This Modification Agreement No. 2 shall become effective as of the date first above written, when all of the conditions set forth in Sections 3.1.1 through 3.1.3 shall have been satisfied (the "Modification Effective Date").

          SECTION 3.1.1. Resolutions, etc. The Agent shall have received from the Borrower, a certificate, dated the Modification Effective Date, of its Secretary or any Assistant Secretary as to:

               (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery, and performance of this Modification Agreement No. 2 and each other Loan Document to be executed by it;

               (b) the incumbency and signatures of the officers of the Borrower authorized to act with respect to this Modification Agreement No. 2 and each other Loan Document to be executed by it (upon which certificate the Agent and each Lender may conclusively rely until the Agent shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate, which further certificate shall be reasonably satisfactory to the Agent).

          SECTION 3.1.2. Execution of Counterparts. The Agent shall have



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     received counterparts of this Modification Agreement No. 2 duly executed by the Borrower, the Agent, and the Required Lenders.

          SECTION 3.1.3. Compliance with Warranties; No Default etc. The Agent shall have received from an Authorized Officer of the Borrower a certificate, dated the date first above written, stating that

               (a) the representations and warranties set forth in Article VI of the Credit Agreement (excluding, however, those contained in Section
          6.7 thereof) and the representations and warranties set forth in each of the other Loan Documents, in each case as modified in accordance herewith, are true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date);

               (b) except as disclosed by the Borrower to the Agent and the Lenders pursuant to Section 6.7 of the Credit Agreement:

                    (i) no labor controversy, litigation, arbitration or
               governmental investigation or proceeding is pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which might have a Materially Adverse Effect; and

                    (ii) no development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 of the Credit Agreement which might have a Materially Adverse Effect; and

               (c) no Default has occurred and is continuing, and neither the Borrower nor any of its Subsidiaries is in material violation of any law or government regulation or court order or decree.


                                   ARTICLE IV
                                  MISCELLANEOUS

          SECTION 4.1. Cross References. References in this Modification Agreement No. 2 to any article or section are, unless otherwise specified, to such article or section of this Modification Agreement No. 2.

          SECTION 4.2. Instrument Pursuant to Credit Agreement; Limited Waiver. This Modification Agreement No. 2 is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered, and applied in accordance with all of the terms and provisions of the Credit Agreement. Any term or provision of



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     and any modification effected by this Modification Agreement No. 2 may be modified in any manner by an instrument in writing executed by the Borrower and the Required Lenders (or the Agent on behalf of and with the consent of the Required Lenders). Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Credit Agreement shall remain unmodified and unwaived. The modifications set forth herein shall be limited precisely as provided for herein to the provisions expressly modified herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of any other Loan Document or of any transaction or further or future action on the part of the Borrower which could require the consent of any of the Lenders under the Credit Agreement.

          SECTION 4.3. Successors and Assigns. This Modification Agreement No. 2 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          SECTION 4.4. Counterparts. This Modification Agreement No. 2 may be executed by the parties hereto in several counterparts which shall be executed by the Borrower, each of the Required Lenders and the Agent, as the case may be, all of which shall be deemed to be an original and which shall constitute together but one and the same agreement.

          SECTION 4.5. Event of Default. It is understood and agreed that any breach of any representation or warranty or covenant contained herein shall constitute an Event of Default.


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     IN WITNESS WHEREOF, the parties hereto have caused this Modification
Agreement No. 2 to be executed by the respective officers hereunder duly authorized as of the day and year first above written.


                                       SHONEY'S, INC.


                                       By:___________________________
                                       Title: Treasurer


                                       CANADIAN IMPERIAL BANK OF
                                        COMMERCE, acting through
                                        its NEW YORK AGENCY, as
                                        Agent


                                       By:___________________________
                                       Title: Authorized Signatory


                                       CANADIAN IMPERIAL BANK OF
                                        COMMERCE


                                       By:___________________________
                                       Title: Authorized Signatory




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